Exhibit 99

SUNVESTA, INC.

2013 STOCK OPTION PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.

PURPOSE OF THE PLAN

This SunVesta, Inc. 2013 Stock Option Plan, is intended to promote the interests of

SunVesta,Inc., a Florida corporation, by providing eligible persons who are employed by or provide services to the Corporation with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service. Options granted under this Plan are to be considered Non-Statutory Stock Options.

Capitalized terms shall have the meanings assigned to such terms in Article Four of this Plan.

II.

STRUCTURE OF THE PLAN

The Plan shall be an Option Grant Program, under which eligible persons may be granted, at the discretion of the Plan Administrator, options to purchase shares of Common Stock. The options issued under this Plan are intended to be Non-Statutory Stock Options exempt from Code Section 409A.

III.

ADMINISTRATION OF THE PLAN

A.

The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the

Committee shall serve for such period of time as the Board may determine and may be removed by the

Board at any time. Also, the Board at any time may terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B.

Within the scope of its administrative jurisdiction under the Plan, the Plan Administrator shall have full power and authority subject to the provisions of the Plan:

1.

to establish such rules as it may deem appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the Awards thereunder and to resolve any and all ambiguities thereunder;

2.

to determine, with respect to Awards made under the Option Grant Program,

which eligible persons are to receive such Awards, the time or times when such Awards are to be made, the number of shares to be covered by such Awards, the vesting schedule (if any)

applicable to such Awards, the status of a granted option as a Non-Statutory Stock Option, and the maximum term for which each option is to remain outstanding;

3.

to amend, modify or cancel any outstanding Awards with the consent of the holder or accelerate the vesting of such Awards; and

4.

to take such other discretionary actions as permitted under applicable law and pursuant to the terms of the Plan.

Exhibit 99

C.

The Plan Administrator shall have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to construe, to make such determinations under, and to issue such interpretations of, the terms, restrictions and provisions of the

Plan and any outstanding options issued thereunder as it may deem necessary or advisable. The

Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or any agreements relating to option grants or stock issued thereunder. Decisions of each Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan or any option issued thereunder.

IV.

ELIGIBILITY

A.

The persons eligible to participate in the Plan are as follows:

1.

Employees;

2.

Members of the Board or the board of directors of any Subsidiary, officers of the

Corporation or any Subsidiary, Employees and Consultants of any Parent or any Subsidiary; and

3.

Consultants.

B.

The Board shall have the sole and absolute discretion to select Employees and other individuals who will be granted options in accordance with this Plan.

V.

STOCK SUBJECT TO THE PLAN

The stock that may be issued under the Plan shall be shares of authorized but unissued or reacquired Common Stock of the Corporation. The total number of shares of Common Stock that may be issued over the term of the Plan shall not exceed fifty million (50,000,000) shares.

ARTICLE TWO

OPTION GRANT PROGRAM

I.

OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan

Administrator; provided, however, that each such document shall comply with the terms specified below.

A.

Exercise Price.

1.

The exercise price per share shall be established by the Plan Administrator and shall be equal to or greater than the Fair Market Value per share of Common Stock on the option grant date.

2.

The exercise price shall become due immediately upon exercise of the option and, subject to the provisions of Section I of Article Three and the documents evidencing the option, shall be payable in cash or check made payable to the Corporation. If the Common Stock is registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

Exhibit 99

(i)

in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(ii)

to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee concurrently shall provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.

Exercise and Term of Options. Each option shall be exercisable at such time or times,

during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten

(10) years measured from the option grant date.

C.

Cessation of Service.

The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

1.

Upon the Optionee’s cessation of Service for any reason, the Optionee’s option shall terminate immediately and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested (after taking into account any vesting acceleration provisions tied to the Optionee’s cessation of Service under this Plan, any option agreement or any other written agreement between an Optionee and the Corporation); provided, however, should Optionee’s

Service be terminated for Misconduct, then notwithstanding anything to the contrary herein, all outstanding options with respect to all unvested shares at the date of such termination held by the

Optionee shall terminate immediately and cease to remain outstanding.

2.

Should the Optionee cease to remain in Service for any reason other than death or

Disability, except as otherwise provided under an option agreement or any other written agreement between the Optionee and the Corporation, the Optionee shall have a period of three

(3) months following the date of such cessation of Service during which to exercise each outstanding vested option held by such Optionee and not terminated or cancelled under subparagraph (1) above.

3.

Should the Optionee’s Service terminate by reason of Disability, then the

Optionee shall have a period of twelve (12) months following the date of such cessation of

Service during which to exercise each outstanding vested option held by the Optionee and not terminated or cancelled under subparagraph (1) above.

Exhibit 99

4.

If, while holding an outstanding vested option, the Optionee’s Service terminates by reason of the Optionee’s death, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance shall have a period of twelve (12) months following the date of the Optionee’s death to exercise such option.

5.

During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service, plus any additional option shares for which vesting is accelerated due to such cessation of Service pursuant to the terms of the applicable option agreement or any other written agreement between an Optionee and the

Corporation.

6.

Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. Under no circumstances shall any such option be exercisable after the specified expiration of the option term.

D.

Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price, and become the recordholder of the purchased shares.

E.

Limited Transferability of Options. At the discretion of the Plan Administrator and in connection with the Optionee’s estate plan, a Non-Statutory Stock Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may be exercised only by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.

CORPORATE TRANSACTION

A.

In the event of any Corporate Transaction and except as otherwise provided in an option agreement, each outstanding option that is not fully vested automatically shall accelerate so that immediately prior to the effective date of the Corporate Transaction, all shares subject to the option automatically shall vest and each such option shall become fully exercisable for all of the shares of

Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is assumed in connection with the Corporate Transaction, otherwise continued in full force and effect by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the financial spread existing between the exercise price on the option grant date and the Fair Market Value of the shares subject to the option on the effective date of the Corporate Transaction and provides for subsequent payout in accordance with the vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

The determination of option comparability under clauses (i) and (ii) above shall be made by the Plan

Administrator, and its determination shall be final, binding and conclusive.

Exhibit 99

B.

Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Corporate Transaction.

C.

Each option that is assumed, otherwise continued in full force and effect, or replaced with a comparable option in connection with a Corporate Transaction shall be appropriately adjusted,

immediately after such Corporate Transaction, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such

Corporate Transaction shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

D.

In the event an Optionee’s Service should terminate by reason of an Involuntary

Termination within eighteen (18) months following the effective date of a Corporate Transaction, the Plan

Administrator shall have the discretion, exercisable at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options that do not otherwise accelerate at that time, as described in Section III.A. of this Article Two.

Any options so accelerated shall remain exercisable until the earlier of (i) the expiration of the option term, or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary

Termination.

E.

Upon the occurrence of a Corporate Transaction, the Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options, as described in

Section III.A. of this Article Two whether or not those options are to be assumed or replaced in the

Corporate Transaction.

F.

The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate,

dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.

CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the

Option Grant Program and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of

Common Stock on the new grant date.

ARTICLE THREE

MISCELLANEOUS

I.

EFFECTIVE DATE AND TERM OF THE PLAN

A.

The Plan shall become effective when adopted by the Board. Subject to such limitation,

the Plan Administrator may grant options under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

Exhibit 99

B.

In its discretion, the Board may terminate the Plan at any time with respect to any shares of Common Stock for which Non-Statutory Stock Options have not been granted.

C.

The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options, except as otherwise provided herein or in any agreements related to such stock options.

II.

AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects from time to time. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options at the time outstanding under the Plan, unless the

Optionee consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations, including, but not limited to, any amendment to the Plan that (i) increases the maximum aggregate number of shares that may be issued under the Plan or (ii) changes the class of individuals eligible to receive an option under the Plan.

III.

USE OF PROCEEDS

Any cash proceeds received by the Corporation from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.

IV.

WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

V.

REGULATORY APPROVALS

The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the

Plan, the options granted under the Plan and the shares of Common Stock issued pursuant to the Plan.

VI.

SHARE LEGENDS

In addition to any other legends that the Board determines, in its discretion, are necessary or appropriate, the Corporation shall cause the legends set forth below, or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the shares of Common Stock issued under the Option Grant Program, together with any other legends that may be required by the Corporation or by state or federal securities laws:

Exhibit 99

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE

SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE

OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN

EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES

OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID

ACT THAT IS THEN APPLICABLE TO THE SHARES, AS TO WHICH A PRIOR

OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER OR TRANSFER AGENT

MAY BE REQUIRED.

VII.

NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon an Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any

Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each.

VIII.     UNFUNDED PLAN

The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to insure any payments under this Plan.

IX.

NO RESTRICTION ON CORPORATE ACTION

Nothing contained in the Plan shall be construed to prevent the Corporation (or any Parent or

Subsidiary) from taking any corporate action that is deemed by the Corporation (or such Parent or

Subsidiary) to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option under the Plan. No Employee, Consultant, Board member, beneficiary, or other person shall have any claim against the Corporation or any Parent or Subsidiary as a result of any such action.

X.

GOVERNING LAW

The Plan shall be construed in accordance with the laws of Florida.

ARTICLE FOUR

DEFINITIONS

The following definitions shall be in effect under the Plan:

A.

“Applicable Laws” shall mean the requirements for equity compensation plans and

Awards under federal securities laws, the Code, applicable state corporate and securities laws, and the rules of any applicable stock exchange or national market system applicable to Awards.

B.

“Award” shall mean the determination to make one or more grants under the Plan.

C.

“Board” shall mean the Corporation’s board of directors.

D.

“Code” shall mean, the Internal Revenue Code of 1986, as amended.

Exhibit 99

E.

“Committee” shall mean a committee of one (1) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

F.

“Common Stock” shall mean the Corporation’s voting common stock.

G.

“Consultant” shall mean any person who is not an Employee and who is providing services to the Corporation (or any Parent or Subsidiary) as an advisor, consultant, or non-common law employee.

H.

“Corporate Transaction” shall mean the occurrence in a single transaction or a series of related transactions, of any one or more of the following: (i) a sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries; (ii) a sale or other disposition of more than fifty percent (50%) of the outstanding stock of the Corporation; (iii) the consummation of a merger, consolidation or similar transaction after which the Corporation is not the surviving corporation;

(iv) the consummation of a merger, consolidation , or similar transaction after which the Corporation is the surviving corporation but the shares outstanding immediately preceding the merger, consolidation, or similar transaction are converted or exchanged by reason of the transaction into other stock, property or cash; (v) a distribution by the Corporation (excluding an ordinary dividend or a stock split or stock dividend described in Treasury Regulation section 1.424-1(e)(4)(iv).

I.

“Corporation” shall mean SunVesta, Inc., a Florida corporation and any corporate successor to all or substantially all of the assets or voting stock of SunVesta, Inc., which shall by appropriate action adopt the Plan.

J.

“Disability” shall mean any physical or mental impairment that has lasted for a minimum of 2 months and that (i) can be expected to last for an additional period of not less than 10 months and (ii) prevents an Employee from engaging in such Employee's regular duties in furtherance of the business of the Corporation. Upon request by the Plan Administrator, a disabled Employee shall promptly submit a physician's statement attesting to or disclaiming the existence of such disability and shall promptly submit any other information or records deemed necessary by the Plan Administrator in this regard. The Plan Administrator shall have the right to require an examination of the disabled

Employee by his medical examiner or physician, at the Corporation's expense. If there is disagreement as to whether an Employee is disabled, then determination of whether such disability exists shall be made by a physician mutually agreed upon by the physicians previously selected by the disabled Employee and the

Plan Administrator. The decision of the physician appointed under the provisions of this Article shall be final and binding on the Corporation and the Employee.

K.

“Employee” shall mean an individual who is a common law employee of the

Corporation (or any Parent or Subsidiary), except any employees excluded in writing by the Plan

Administrator. For example, the Plan Administrator, in its discretion, may exclude from eligibility under this Plan any individuals who provide services to the Corporation (or any Parent or Subsidiary) through a labor contractor, staffing firm, temporary employment firm or agency or other third party, regardless of whether such employees are common law employees of the Corporation.

L.

“Exercise Date” shall mean the date on which the Corporation shall have received written notice of the option exercise.

Exhibit 99

M.

“Fair Market Value” shall mean, as of any date, the fair market value of a Share determined as follows:

1.

When there is a public market for the Shares, the Fair Market Value shall be determined by the closing price for a Share on the market trading day on the date of determination (and if a closing price was not reported on that date , then the arithmetic mean of the closing bid and asked prices at the close of the market on that date, and if these prices were not reported on that date, then the closing price on the last trading date on which a closing price was reported) on the stock exchange or national market system that is the primary market for the

Shares; or

2.

If the Plan Administrator, in its sole discretion, determines that the foregoing methods do not apply or produce a reasonable valuation, then Fair Market Value shall be determined by an independent appraisal that satisfies the requirements of Code Section

401(a)(28)(C) as of a date within twelve (12) months before the date of the transaction for which the appraisal is used, e.g., the date of the grant of the Award (the “Appraisal”). If the Plan

Administrator, in its sole discretion determines that he Appraisal does not reflect information available after the date of the Appraisal that may materially affect the value of the Shares, then

Fair Market Value shall be determined by a new Appraisal.

N.

“Involuntary Termination” shall mean the termination of the Service of any individual that occurs by reason of any of an individual’s voluntary resignation (a) following (i) a change in the individual’s position with the Corporation (or any Parent or Subsidiary employing the individual) that materially reduces the individual’s duties and responsibilities or the level of management to which the individual reports, (ii) a reduction in an individual’s level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%), or (iii) a relocation of an individual’s place of employment by more than fifty

(50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent, or (b) an individual’s resignation for “good reason.” For purposes of this

Plan, the term “good reason” shall be defined as provided in any written agreement between the individual and the Corporation.

O.

“Misconduct” shall mean a determination by the Corporation, pursuant to the procedures of any written agreement between the Corporation and an Optionee, that an Optionee has: (1) materially failed, neglected or refused to perform the duties, responsibilities or obligations specifically described in or assigned to him or her under any written agreement between the Optionee and the Corporation; (2)

engaged in a willful or intentional act that has the effect of substantially injuring the reputation or business of the Corporation or any of its affiliates and any of their respective affiliates; (3) used illegal drugs or engaged in repeated drunkenness; (4) been the subject of a plea of nolo contendre, admission of guilt or conviction by a court of competent jurisdiction for the commission of (i) a felony or (ii) a misdemeanor involving moral turpitude; (5) engaged in an act of fraud or embezzlement or material dishonesty against the Corporation or any other person or entity; (6) excessive unexcused absences from work not related to a disability; (7) engaged in other violations of service policies adopted by the

Corporation that provide for the orderly administration of the workplace; or (8) during the term of any service, materially violated any obligations not to disclose confidential information of the Corporation

P.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

Q.

“Non-Statutory Stock Option” shall mean an option not intended to satisfy the requirements of Section 422 of the Code.

Exhibit 99

R.

“Option Grant Program” shall mean the option grant program in effect under the Plan.

S.

“Optionee” shall mean any person to whom an option is granted under the Option Grant

Program.

T.

“Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation), owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U.

“Plan” shall mean the SunVesta, Inc. 2013 Stock Option Plan, as set forth in this document.

V.

“Plan Administrator” shall mean either the Board or the Committee, to the extent the

Committee at the time is responsible for the administration of the Plan.

W.

“Service” shall mean the provision of services to the Corporation (or any Parent or

Subsidiary) by a person in the capacity of an Employee, a non-employee member of the Board, or a

Consultant, except to the extent otherwise specifically provided in the documents evidencing the option grant.

X.

“Share” shall mean a share of Common Stock.

Y.

“Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain, at the time of the determination, owns stock possessing fifty percent

(50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.